SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 9, 2000

                          FULLNET COMMUNICATIONS, INC.

             (Exact name of registrant as specified in its charter)

      Oklahoma                     000-27031                  73-1473361
      --------                    ----------                  ----------
(State or other jurisdiction    (Commission File Number)    (I.R.S. Employer
 incorporation)                                              Identification No.)


                            200 N. Harvey, Suite 1704
                          Oklahoma City, Oklahoma 73102
               (Address of principal executive offices) (Zip Code)

                                 (405) 232-0958
                  (Registrant's telephone, including area code)

Item 7.  Financial Statements and Exhibits

         (a)      Financial statements of business acquired

         All financial information required by this Item 7(a) is attached hereto beginning on page F-1.

         (b)      Pro Forma Consolidated Condensed Financial Statements

         As described more fully in FullNet Communications, Inc.'s ("FullNet") Current Report on form 8-K dated March 9, 2000, FullNet entered into an Agreement and Plan of Merger (the "Merger Agreement") dated February 29, 2000 with Harvest Communications, Inc., ("Harvest") an Oklahoma corporation, pursuant to which Harvest merged with and into FullNet, Inc., a wholly owned subsidiary of the Registrant.

         The following pro forma consolidated condensed financial statements are presented to illustrate the effects of the Merger Agreement on the historical financial position and operating results of FullNet and Harvest.

         The following pro forma consolidated condensed balance sheet of FullNet at December 31, 1999 gives effect to the Merger Agreement as if it occurred as of that date. The pro forma consolidated condensed statement of operations of FullNet for the year ended December 31, 1999 gives effect to the Merger Agreement as if it occurred as of January 1, 1999.

         The pro forma consolidated condensed financial statements have been derived from, and should be read in conjunction with, the historical consolidated financial statements, including the notes thereto, of each of FullNet and Harvest. For FullNet, those financial statements are included in its Annual Report on Form 10-KSB for the year ended December 31, 1999. For Harvest, those financial statements are filed as part of this Report.

         The pro forma consolidated condensed financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or results of operations of FullNet that would have occurred had the Merger Agreement been consummated as of the date indicated. In addition, the pro forma consolidated condensed financial statements are not necessarily indicative of the future financial condition or operating results of FullNet.

         Under the purchase method of accounting, the cost of approximately $1,969,000 to acquire Harvest, including transaction costs, has been allocated to its underlying net assets in proportion to their respective fair values. The excess of the purchase price over the estimated fair value of the net assets acquired has been recorded as cost in excess of net assets of businesses acquired. Cost in excess of net assets of businesses acquired consists of intangible subscriber lists with an expected amortization period of five years. Management will periodically review the carrying value of the cost in excess of net assets of businesses acquired to determine whether any impairment may exist. FullNet will consider relevant cash flow information, including estimated future operating results, trends and other available information, in assessing whether the carrying value of cost in excess of net assets of businesses acquired can be recovered. If it is determined that the carrying value of cost in excess of net assets of businesses acquired will not be recovered from the undiscounted future cash flows of acquired businesses, the carrying value of such cost in excess of net assets of businesses acquired would be considered impaired and reduced by a charge to operations in the amount of the impairment. An impairment charge is measured as any deficiency in the amount of estimated undiscounted cash flows of acquired businesses available to recover the carrying value related to cost in excess of net assets of businesses acquired.

Harvest Communications, Inc.

Financial Statements for Fiscal Year Ended December 31, 1999 (audited)

Independent Auditor's Report .............................................  F-1
Balance Sheets - December 31, 1999 and 1998 ..............................  F-2
Statements of Operations and Retained Earnings (Deficit) - Years ended
  December 31, 1999 and 1998 .............................................  F-4
Statements of Cash Flows - Years ended December 31, 1999 and 1998 ........  F-5
Notes to Financial Statements ............................................  F-6


FullNet Communications, Inc.

Pro Forma Consolidated Condensed Balance Sheet - December 31, 1999 .......  F-11
Notes to the Pro Forma  Consolidated  Condensed Balance Sheet ............  F-12
Pro Forma  Consolidated  Condensed  Statement of Operations - For the Year
  Ended  December 31, 1999 ...............................................  F-13

Notes to the Pro Forma  Consolidated  Condensed
Statement of Operations ..................................................  F-14

                          INDEPENDENT AUDITORS' REPORT

To the Stockholder
Harvest Communications, Inc.
Enid, Oklahoma

We have audited the accompanying balance sheets of Harvest Communications, Inc. (an Oklahoma corporation) as of December 31, 1999 and 1998, and the related statements of operations and retained earnings (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

Except as explained in the following paragraph, we conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

We did not verify the accuracy of accounts receivable, inventory and accounts payable as of December 31, 1997, since that date was prior to our appointment as auditors for the Company, and we were unable to satisfy ourselves regarding the accuracy of those accounts by means of other auditing procedures. The balances of accounts receivable, inventory and accounts payable as of December 31, 1997, enter into the determination of net income and cash flows for the year ended December 31, 1998.

Because of the matter discussed in the preceding paragraph, the scope of our work was not sufficient to enable us to express, and we do not express, an opinion on the results of operations and cash flows for the year ended December 31, 1998.

In our opinion, the balance sheets as of December 31, 1999 and 1998, and the statements of operations and retained earnings (deficit) and cash flows for the year ended December 31, 1999, present fairly, in all material respects, the financial position of Harvest Communications, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the year ended December 31, 1999, in conformity with generally accepted accounting principles.

COLLINS, BUTLER & CO., P.C.

Enid, Oklahoma
February 1, 2000




                          HARVEST COMMUNICATIONS, INC.
                                 ENID, OKLAHOMA
                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 1999 AND 1998

     ASSETS

CURRENT ASSETS                                               12/31/99      12/31/98
--------------                                            ------------  ------------

Cash and Cash Equivalents                                 $     20,097  $     33,244
Accounts Receivable-Trade                                       60,619        70,120
Other Receivables                                                1,939             -
Inventory                                                       57,748         1,774
Deferred Tax Asset                                              14,300        16,471
Prepaid Expenses                                                 3,031         2,608
                                                          ------------  ------------

     TOTAL CURRENT ASSETS                                      157,734       124,217
                                                          ------------  ------------

PROPERTY AND EQUIPMENT, AT COST
-------------------------------
Building                                                       116,442             -
Leasehold Improvements                                          13,698             -
Internet Equipment and Computers                               236,528       231,571
Furniture and Fixtures                                           7,617         6,680
                                                          ------------  ------------

     TOTAL COST                                                374,285       238,251

Less:  Accumulated Depreciation                               (117,638)     (126,153)
                                                          ------------  ------------

     NET PROPERTY AND EQUIPMENT                                256,647       112,098
                                                          ------------  ------------

OTHER ASSETS
------------
Goodwill (Net of Accumulated Amortization of $5,554 and
  $4,221, respectively)                                         14,446        15,779
                                                          ------------  ------------

     TOTAL ASSETS                                         $    428,827  $    252,094
                                                          ============  ============



















The accompanying notes are an integral part of the financial statements.




                          HARVEST COMMUNICATIONS, INC.
                                 ENID, OKLAHOMA
                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 1999 AND 1998

     LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES                                         12/31/99      12/31/98
-------------------                                       ------------  ------------

Accounts Payable                                          $    125,233  $     84,041
Prepaid Internet Access Fees                                    65,993        73,415
Note Payable                                                    25,000             -
Current Portion Long-Term Debt                                 189,963        45,308
Income Taxes Payable                                             1,603        16,240
Deferred Lease Incentive                                         7,945             -
Accrued Liabilities and Taxes                                    3,222         2,628
                                                          ------------  ------------

     TOTAL CURRENT LIABILITIES                                 418,959       221,632

LONG-TERM LIABILITIES
---------------------
Long-Term Debt (Net of Current Portion)                         14,658        25,091
                                                          ------------  ------------

     TOTAL LIABILITIES                                         433,617       246,723
                                                          ------------  ------------

STOCKHOLDER'S EQUITY
--------------------
Common Stock - $1 Par Value, 10,000 Shares Authorized,
  2,000 Shares Issued and Outstanding                            2,000         2,000
Retained Earnings (Deficit)                                     (6,790)        3,371
                                                          ------------  ------------

     TOTAL STOCKHOLDER'S EQUITY                                 (4,790)        5,371
                                                          ------------  ------------

     TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY           $    428,827  $    252,094
                                                          ============  ============









The accompanying notes are an integral part of the financial statements.




                          HARVEST COMMUNICATIONS, INC.
                                 ENID, OKLAHOMA
            STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

SALES                                                       12/31/99      12/31/98
-----                                                     ------------  ------------

Internet Access Revenues                                  $    683,639  $    594,987
Phone Sales and Commission Revenues                            566,408        71,515
Web Creations and Storage Fees                                  52,819        52,817
Dishnet and Other                                                8,381         6,330
                                                          ------------  ------------

     TOTAL SALES                                             1,311,247       725,649
                                                          ------------  ------------

COST OF SALES
-------------
Internet Connection Costs                                      219,106       155,474
Phones and Accessories                                         330,845        44,124
Web Creations and Storage Costs                                  2,860         2,675
Dishnet and Wireless Equipment                                   7,732             -
Internet Software Costs                                          4,314         7,631
                                                          ------------  ------------

     TOTAL COST OF SALES                                       564,857       209,904
                                                          ------------  ------------

     TOTAL GROSS PROFIT                                        746,390       515,745
                                                          ------------  ------------

EXPENSES
--------
Payroll and Employee Benefits                                  448,551       277,930
Overhead                                                       252,713       132,644
Taxes and Licenses                                               4,936         2,553
Depreciation and Amortization                                   51,596        74,583
                                                          ------------  ------------

     TOTAL EXPENSES                                            757,796       487,710
                                                          ------------  ------------

     NET PROFIT (LOSS) FROM OPERATIONS                         (11,406)       28,035
                                                          ------------  ------------

OTHER INCOME (EXPENSE)
----------------------
Gain (Loss) on Sale of Equipment                                18,756       (12,572)
Interest Expense                                               (18,794)      (10,352)
                                                          ------------  ------------

     TOTAL OTHER INCOME (EXPENSE)                                  (38)      (22,924)
                                                          ------------  -------------

     NET INCOME (LOSS) BEFORE INCOME TAX                       (11,444)        5,111

Provision (Credit) for Income Taxes                             (1,283)        1,219
                                                          ------------  ------------

     NET INCOME (LOSS)                                         (10,161)        3,892

RETAINED EARNINGS (DEFICIT)
---------------------------
Balance, Beginning of Year                                       3,371          (521)
                                                          ------------  ------------

Balance, End of Year                                      $     (6,790) $      3,371
                                                          ============  ============









The accompanying notes are an integral part of the financial statements.




                          HARVEST COMMUNICATIONS, INC.
                                 ENID, OKLAHOMA

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                            12/31/99      12/31/98
                                                          ------------  ------------

Net Income (Loss)                                         $    (10,161) $      3,892
Adjustments to Reconcile Net Income (Loss) to Net
Cash Provided By Operating Activities:
  Depreciation and Amortization Expense                         51,596        74,583
  (Gain) Loss on Sale of Equipment                             (18,756)       12,572
Changes in Noncash Assets and Liabilities:
(Increase) Decrease:
  Accounts Receivable                                            9,501       (70,067)
  Other Receivables                                             (1,939)            -
  Inventory                                                    (55,974)       (1,774)
  Deferred Tax Asset                                             2,171        (5,550)
  Prepaid Expenses                                                (423)       (2,608)
Increase (Decrease):
  Accounts Payable                                              41,192        78,899
  Prepaid Internet Fees                                         (7,422)       27,963
  Income Taxes Payable                                         (14,637)        3,596
  Deferred Lease Incentive                                       7,945             -
  Accrued Liabilities and Taxes                                    594         2,128
                                                          ------------  ------------

     NET CASH PROVIDED BY OPERATING ACTIVITIES                   3,687       123,634
                                                          ------------  ------------

CASH PROVIDED (USED) BY INVESTING ACTIVITIES
--------------------------------------------
Proceeds from Sale of Fixed Assets                              66,517        11,343
Purchase of Property, Plant and Equipment                     (116,098)     (102,247)
                                                          ------------  ------------

     TOTAL CASH USED BY INVESTING ACTIVITIES                   (49,581)      (90,904)
                                                          ------------  ------------

CASH PROVIDED (USED) BY FINANCING ACTIVITIES

Proceeds from Note Payables                                     25,000        20,693
Payment on Note Payables                                             -       (61,222)
Proceeds from Long-Term Debt                                   105,931        88,766
Payments of Principal on Long-Term Debt                        (98,184)      (51,386)
                                                          ------------  ------------

     NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES           32,747        (3,149)
                                                          ------------  ------------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS           (13,147)       29,581

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                  33,244         3,663
                                                          ------------  ------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                  $     20,097  $     33,244
                                                          ============  ============











The accompanying notes are an integral part of the financial statements.

                          HARVEST COMMUNICATIONS, INC.
                                 ENID, OKLAHOMA
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

NOTE 1:  Significant Accounting Policies
-------
Operations

Harvest Communications, Inc. was incorporated November 20, 1995, under the laws of the State of Oklahoma. The Company is an Internet Service Provider (ISP) and contracts with various individuals and businesses in the Enid, Oklahoma area to provide internet connections, home pages, etc. ISP revenues are based on the speed of the connection required and are billed in advance on a monthly, quarterly, semi-annual or annual basis at the customer's option.

In  November,  1998,  the  Company  became a  dealer  for  VoiceStream  Wireless
Corporation. Dealers agree to promote VoiceStream's service and receive compensation for subscriptions they activate. The Company carries a stock of digital phones which are sold at discounted prices or given away to new subscribers. Certain advertising and other costs incurred by the Company are subject to reimbursement by VoiceStream.

The Company also sells satellite TV systems and supplies relating to the product lines discussed above.

Inventory

Inventories are stated at the lower of first-in, first-out (FIFO) cost or market (defined as replacement cost). In 1999, inventory was pledged as collateral for a bank loan. At December 31, 1999 and 1998, inventory consisted of the following:

                                                    12/31/99     12/31/98
                                                   -----------  -----------
               Digital Telephones and Accessories  $    55,660  $     1,774
               Satellite TV Equipment                    2,088            -
                                                   -----------  -----------

                    TOTALS                         $    57,748  $     1,774
                                                   ===========  ===========

Goodwill

Goodwill was recorded at $20,000 in 1995, when the Company was originally purchased. Goodwill is being amortized over 15 years at $1,333 per year.

Depreciation

Accelerated and straight-line methods of depreciation are used for financial statement and income tax reporting purposes. The estimated useful lives of property and equipment are as follows:

              Building                                39 Years
              Leasehold Improvements                   6 Years
              Internet Equipment and Computers       3-7 Years
              Furniture and Fixtures                 5-7 Years

The fully depreciated property and equipment as of December 31, 1999 and 1998, totaled $43,493 and $17,582, respectively.

                          HARVEST COMMUNICATIONS, INC.
                                 ENID, OKLAHOMA
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

Advertising Costs

The Company expenses all advertising costs as they are incurred and records estimated reimbursements due from VoiceStream at each month end. Advertising costs, net of reimbursements, for the years ended December 31, 1999 and 1998, were $25,906 and $22,885, respectively.

Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents.

                                                  12/31/99     12/31/98
                                                 -----------  -----------
                Cash on Hand                     $       194  $       477
                Cash in Banks                         19,903       32,767
                                                 -----------  -----------

                Total Cash and Cash Equivalents  $    20,097  $    33,244
                                                 ===========  ===========


The statements of cash flows classify changes in cash according to operating, investing and financing activities. The following is supplementary information and disclosure of cash flow information.

                Cash Paid During the Year for:    12/31/99     12/31/98
                                                 -----------  -----------

                Interest                         $    18,012  $    10,386
                                                 ===========  ===========

                Income Taxes                     $    11,271  $     3,173
                                                 ===========  ===========

Noncash Investing and Financing Activities were as follows:

Loan proceeds were paid directly to others for the following items and were excluded from the statements of cash flows:

                                                  12/31/99     12/31/98
                                                 -----------  -----------
                Building Purchase                $   113,442  $         -
                                                 ===========  ===========

                Loan Payoff and Loan Costs       $    31,832  $         -
                                                 ===========  ===========


NOTE 2:  Related Party Transactions
-------
The Company's stockholder, Wallace Walcher, is a co-maker on the note payable to the Bank of Oklahoma. The loan's purpose was to acquire a building in Enid, Oklahoma. The building's purchase was contracted for by Mr. Walcher and the building was deeded to him personally at the closing in 1999. Mr. Walcher has stated that his intent is for the Company to own the building and that he will deed it to the Company in 2000. The building and the related loan are included on the accompanying balance sheet.

Mr.  Walcher made a loan to the Company in 1998,  which was repaid in 1999.  See
Note 3 for further information.


                          HARVEST COMMUNICATIONS, INC.
                                 ENID, OKLAHOMA
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

NOTE 3:  Note Payable and Long-Term Debt
-------
Note Payable                                                                          12/31/99      12/31/98
                                                                                     -----------  -----------

Bank of America                                                                      $    25,000  $         -
                                                                                     ===========  ===========

At December 31, 1999, the note payable consisted of a 9.75% revolving line of credit payable to the bank with interest payable monthly and principal due in February, 2000. This note is not secured. At December 31, 1999, the unused portion of this revolving line was $-0-.

Long-Term Debt

                                                                                      12/31/99      12/31/98
                                                                                     -----------  -----------
Bank of Oklahoma                                                                     $   179,530  $         -

Variable rate (prime plus 2.25%; 10.75% at December 31, 1999) advanceable note payable to the bank, due in monthly payments of $2,849, through October, 2005, and $1,558, from November, 2005, until paid in full. Any remaining principal and interest is due in September, 2014. This loan is secured by substantially all assets including a mortgage on a building in Enid, Oklahoma. The Company's stockholder is a co-maker on this note and it is partially guaranteed by the Small Business Administration. At December 31, 1999, the unadvanced portion of this loan was $18,225.

A provision of this loan puts Harvest in default if they merge with another company. As discussed in Note 8, Harvest signed a letter of intent to be merged with FullNet Communications, Inc. According to the bank, no waiver of this provision is possible; therefore, the loan is included in current liabilities as of December 31, 1999, and loan costs of $13,033 were expensed in 1999.

Promissory Note                                                                           25,091       34,725

An 8.0% note payable to an individual, with monthly payments of $1,005, including interest. This note matures in March, 2002, and is unsecured.

Promissory Note                                                                                -       35,674

A 10.0% unsecured note payable to the stockholder,  due in December,  2000. This note was paid in full in  December,  1999;  therefore,  it has been  included in current liabilities in 1998.
                                                                                     -----------  -----------
     TOTAL LONG-TERM DEBT                                                                204,621       70,399
Less:  Current Portion                                                                   189,963       45,308
                                                                                     -----------  -----------

     NET LONG-TERM DEBT                                                              $    14,658  $    25,091
                                                                                     ===========  ===========


                          HARVEST COMMUNICATIONS, INC.
                                 ENID, OKLAHOMA
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

The future maturities of these notes may be summarized as follows:

                  December 31, 2000                           $  189,963
                  December 31, 2001                               11,299
                  December 31, 2002                                3,359
                                                              ----------

                       TOTAL                                  $  204,621
                                                              ==========

The Bank of Oklahoma loan includes covenants which, among other things, limit the amount of future lending and borrowing activities, establish minimum financial ratios, limit officer compensation and limit debt payments to related parties.

NOTE 4:  Operating Leases
-------
The Company leases office, retail store space, internet computer equipment and internet access under operating leases expiring in various years through June, 2002. Rent expense of $64,717 and $40,583, for 1999 and 1998, respectively, is included in internet connection costs and overhead expenses on the accompanying statement of operations.

The "Deferred Lease Incentive" is associated with the lease covering the Company's retail store in Enid, Oklahoma and will be amortized over the remaining lease period ending November, 2001.

Minimum future rental payments under these generally noncancelable operating leases as of December 31, 1999, are as follows:

                 December 31, 2000                          $    82,437
                 December 31, 2001                               45,858
                 December 31, 2002                               12,834
                                                            -----------

                      TOTAL                                 $   141,129
                                                            ===========

NOTE 5:  Provision (Credit) for Income Taxes

The provision (credit) for income taxes for the years ended December 31, 1999 and 1998, included the following:

                                                   12/31/99     12/31/98
                                                  -----------  -----------
          Current Tax Provision (Credit)          $    (3,454) $     6,769
          Deferred Tax Provision (Credit)               2,171       (5,550)
                                                  -----------  -----------

               TOTALS                             $    (1,283) $     1,219
                                                  ===========  ===========

The effective tax rate differs from the maximum statutory rate due to the effects of graduated federal tax rates, state income taxes and certain nondeductible expenses.

Deferred income taxes are provided for timing differences in the recognition of income from internet access fees. These fees are included in taxable income in the year received but are included in financial statement income in the year earned. The deferred tax assets relating to prepaid internet access fees are included in current assets.

                          HARVEST COMMUNICATIONS, INC.
                                 ENID, OKLAHOMA
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

NOTE 6:  Contingencies
-------
Risks and Uncertainties

Normal operations subject the Company to lawsuits and potential liabilities. Where possible, management has obtained insurance coverage to help protect against these liabilities and other risks.

NOTE 7:  Concentration of Credit Risk
-------
The Company has accounts receivable from VoiceStream, Inc. for phone sales commissions and advertising reimbursements. Management believes the credit risk is minimal and consequently, no provision has been made for doubtful accounts.

Customer Internet Access Fees

Customer internet fees are billed in advance and any prepaid amounts are estimated and included in the accompanying balance sheets. For delinquent accounts, internet services are terminated. Therefore, the credit risk from customer accounts is minimal.

NOTE 8:  Merger Agreement
-------
In December, 1999, the Company signed a letter of intent to merge with FullNet Communications, Inc. The agreement calls for the Company to become a subsidiary of FullNet in a statutory merger. Final details and contract terms will be negotiated in 2000.



                          FULLNET COMMUNICATIONS, INC.
                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                    Year Ended December 31, 1999 (Unaudited)

                                                                                               Pro Forma         FullNet
                         ASSETS                             FullNet (a)     Harvest (b)     Adjustments (c)     Pro Forma

CURRENT ASSETS
Cash                                                              12,671           20,097           (125,000)       (92,232)
Accounts receivable                                               70,306           60,619                  -        130,925
Inventory                                                              -           57,748                            57,748
Prepaid and other current assets                                  15,491            4,970                  -         20,461
                                                         -------------------------------------------------------------------
Total current assets                                               98,468         143,434           (125,000)       116,902
                                                         -------------------------------------------------------------------

PROPERTY AND EQUIPMENT, net                                       117,262         256,647                  -        373,909
COST IN EXCESS OF NET ASSETS OF
BUSINESSES ACQUIRED, net                                          295,084          14,446          1,965,763      2,275,293

OTHER ASSETS                                                       53,399          14,300                  -         67,699

                                                         -------------------------------------------------------------------
Total assets                                                      564,213         428,827          1,840,763      2,833,803
                                                         -------------------------------------------------------------------

     LIABILITIES AND STOCKHOLDERS' EQUITY
                     (DEFICIT)
CURRENT LIABILITIES
Accounts payable - trade                                          100,684         125,233                  -        255,917
Accrued liabilities                                                42,424           4,825             56,418        103,667
Notes payable, current portion                                     58,949         214,963            175,000        448,912
Deferred lease incentive                                                -           7,945             (7,945)             -
Deferred revenue                                                   74,720          65,993                  -        140,713
                                                         -------------------------------------------------------------------
Total current liabilities                                         276,777         418,959            223,473        919,209
                                                         -------------------------------------------------------------------

NOTES PAYABLE, less current portion                               586,922          14,658                  -        601,580

             STOCKHOLDERS' EQUITY (DEFICIT)
Common stock                                                           21           2,000             (1,995)            26
Common stock issuable                                             318,709               -                  -        318,709
Additional paid-in capital                                        429,295               -          1,612,495      2,041,790
Accumulated deficit                                            (1,047,511)         (6,790)             6,790     (1,047,511)
                                                         -------------------------------------------------------------------
Total stockholders' equity (deficit)                             (299,486)         (4,790)         1,617,290      1,313,014
                                                         -------------------------------------------------------------------

                                                         -------------------------------------------------------------------
Total liabilities and stockholders' equity (deficit)              564,213         428,827          1,840,763      2,833,803
                                                         ===================================================================



The accompanying notes are an integral part of these unaudited pro forma consolidated condensed financial statements

                          FULLNET COMMUNICATIONS, INC.
           NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

                                   (Unaudited)

(a) Reflects the historical financial position of FullNet at December 31, 1999.

(b) Reflects the historical financial position of HARVEST at December 31, 1999.

(c) Pro forma adjustments to record the purchase as of December 31, 1999 to reflect:

         (1) An increase in equity of $1,612,500 relating to the issuance of 537,500 shares of FullNet common stock (valued for purposes of the acquisition at $3.00 per share).

         (2) A decrease in cash of $125,000 and an increase in notes payable of $175,000 relating to the issuance of a note as partial consideration for the acquisition.

         (3) An increase in accrued expenses of $56,418 relating to the incurrence of transaction costs by FullNet including legal and investment banking fees.

         (4) A decrease in stockholders' deficit of $4,790 relating to the elimination of Harvest's historical shareholders' deficit.

         (5) Elimination of $14,446 in cost in excess of net assets of businesses acquired recorded by Harvest.

         (6) An increase in cost in excess of net assets of businesses acquired for $1,980,209 for the excess of purchase price, including transaction costs, over the fair value of the net assets acquired.




                          FULLNET COMMUNICATIONS, INC.
            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                    Year Ended December 31, 1999 (Unaudted)

                                                                                            Pro Forma           FullNet
                                                        FullNet (d)      Harvest (e)     Adjustments (f)       Pro Forma

REVENUES

Access service revenues                                       530,003          683,639              (9,837)        1,203,805
Network solution and other revenues                           591,951          627,608                   -         1,219,559
                                                     ------------------------------------------------------------------------
                                                            1,121,954        1,311,247              (9,837)        2,423,364
                                                     ------------------------------------------------------------------------

OPERATING EXPENSES
Cost of access service revenues                               198,399          219,106              (9,837)          407,668
Cost of network solution and other revenues                   248,415          345,751                   -           594,166
Selling, general, and administrative expenses               1,004,266          706,200                   -         1,710,466
Depreciation and amortization                                 144,670           51,596             394,709           590,975
                                                     ------------------------------------------------------------------------
Total operating expenses                                    1,595,750        1,322,653             384,872         3,303,275
                                                     ------------------------------------------------------------------------

Loss from operations                                        (473,796)         (11,406)            (394,709)         (879,911)

OTHER INCOME (EXPENSE)
Interest expense                                             (77,871)         (18,794)              14,000           (82,665)
Other                                                        (39,928)          18,756                    -           (21,172)

Net income (loss) before income taxes                       (591,595)         (11,444)            (380,709)         (983,748)

Credit for income taxes                                            -           (1,283)                   -                 -

                                                     ------------------------------------------------------------------------
NET INCOME (LOSS)                                           (591,595)         (10,161)            (380,709)          (962,576)
                                                     ========================================================================




BASIC AND DILUTED LOSS PER COMMON
SHARE                                                          (0.30)                                                 (0.38)


WEIGHTED AVERAGE COMMON SHARES                             1,994,548                                              2,509,652
OUTSTANDING

The accompanying notes are an integral part of these unaudited pro forma consolidated condensed financial statements

                          FULLNET COMMUNICATIONS, INC.
                  NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED

                       STATEMENT OF OPERATIONS (Unaudited)

(d) Reflects the historical operating results of FullNet for the year ended December 31, 1999.

(e) Reflects the historical operating results of Harvest for the year ended December 31, 1999, including various reclassifications that have been made to conform to FullNet's combined financial statement presentation.

(f) Pro forma adjustments to record the purchase for the year ended December 31, 1999 reflect:

         (1) Increase of $396,042 in amortization of cost in excess of net assets of businesses acquired for the excess of the purchase price over the fair value of Harvest's net assets acquired amortized on a straight-line basis over a five-year period. Also, a decrease of $1,333 in amortization of cost in excess of net assets of businesses acquired relating to such costs that were eliminated from the balance sheet.

         (2) Elimination of $9,837 of access service revenues charged to Harvest from FullNet during 1999, and $9,837 of cost of access revenues on Harvest's books for services provided by FullNet.

         (3) Increase of $14,000 of interest expense related to the $175,000 note payable issued in conjunction with the Purchase.

         In addition, pro forma net loss per common share has been adjusted to reflect the issuance of 537,500 additional shares of FullNet common stock in the merger. Because the effect of stock options would be antidilutive to FullNet, dilutive per share amounts on a pro forma basis are the same as basic per share amounts.

Exhibits

2.1 Agreement and Plan of Merger among FullNet Communications, Inc., FullNet, Inc. and Harvest Communications, Inc., and Wallace L. Walcher dated February 29, 2000. *


         *  Previously filed

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 FULLNET COMMUNICATIONS, INC.
                                        (Registrant)



Date:   May 9, 2000              By: /s/ Timothy J. Kilkenny
                                     -----------------------
                                        Timothy J. Kilkenny,
                                        President and Chief Executive Officer